Exhibit 10.1

POLOMAR HEALTH SERVICES, INC.

2026 EQUITY AND INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective July 1, 2026)

RECITALS:

This Plan was originally adopted as the Trustfeed Corp. 2024 Equity and Incentive Compensation Plan by the Board (as defined herein) on July 11, 2024, and approved by the Stockholders of the Company (as defined herein) on July 11, 2024. Following the change of the Company’s name to Polomar Health Services, Inc., the Plan was renamed the Polomar Health Services, Inc. 2026 Equity and Incentive Compensation Plan and was amended and restated by the Board effective July 1, 2026.

1. Purpose. The purpose of this Plan is to attract and retain officers, Non-Employee Directors, consultants, independent contractors and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions. As used in this Plan:

(a) “10% Stockholder” means any person who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent of the total combined Voting Power of all classes of stock of the Company or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code.

(b) “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.

(c) “Appreciation Right” means a right granted pursuant to Section 6 of this Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(d) “Award” means an Option Right, Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, or other award as contemplated by Section 10 of this Plan.

(e) “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company, and unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(f) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(g) “Board” means the board of directors of the Company.

(h) “Cash Incentive Award” means a cash award granted pursuant to Section 9 of this Plan.

(i) “Cause” has the same meaning as “cause” or “for cause” that may be set forth in an Award Agreement or employment, consulting, advisory or similar contract entered into by and between the Participant and the Company or any Affiliate or, in the absence of any such contract or defined terms, means (i) the commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Participant to the detriment of the Company or a Subsidiary or Affiliate; (ii) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary or Affiliate; (iii) conviction of, or entering into a plea of nolo contendere to, a crime constituting a felony or in respect of any fraud or dishonesty; (iv) failure to perform the Participant’s responsibilities, provided that such failure has continued for more than ten days following written notice from the Company or a Subsidiary or Affiliate of such failure; (v) intentional, repeated, or continuing violation of any of the applicable policies or procedures of the Company or any Subsidiary or Affiliate that occurs or continues after notice to the Participant that the Participant has violated such policy or procedure; (vi) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries or Affiliates; or (vii) any material breach of a written covenant or agreement with the Company or any Subsidiary or Affiliate, including the terms of this Plan or any material breach of fiduciary duty to the Company or any Subsidiary or Affiliate. For purposes of this definition, the Participant shall be considered to have been discharged for Cause if the Company or a Subsidiary or Affiliate determines within thirty days after the Participant’s resignation or discharge that discharge for Cause was warranted.

(j) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(l) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 3 of this Plan consisting solely of no fewer than two Non-Employee Directors or, if there be no such committee, the Board.

(m) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(n) “Company” means Polomar Health Services, Inc. (formerly known as Trustfeed Corp.), a Nevada corporation, and its successors.

(o) “Date of Grant” means the date specified by the Committee on which a grant of Awards will become effective (which date will not be earlier than the date on which the Committee (or its authorized delegate) takes action with respect thereto).

(p) “Detrimental Activity” has the meaning set forth in the applicable Award Agreement, or, where not defined in an Award Agreement, means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Subsidiaries or Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Subsidiaries or Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; (v) any action by the Participant which has a material detrimental effect on the reputation of the Company or any of its Subsidiaries or Affiliates; or (vi) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion.

(q) “Director” means a member of the Board.

(r) “Disability” means, unless defined otherwise in an Award Agreement, as applicable, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

(s) “Effective Date” means the later of (i) the date this Plan is approved by the Stockholders of the Company and (ii) immediately after the consummation of those certain transactions contemplated by that Agreement and Plan of Merger and Reorganization, dated as of June 28, 2024, by and among the Company, Polomar Acquisition, L.L.C., a Florida limited liability company and wholly owned subsidiary of the Company and Polomar Specialty Pharmacy, LLC, a Florida limited liability company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(u) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option Right.

(v) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(w) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. Management Objectives may include, but are not limited to profits, cash flow, returns, working capital, profit margins, liquidity measures, sales, margin, cost initiative and stock price metrics, and strategic initiative key deliverable metrics.

(x) “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on any national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee, which may be the closing price quoted on the OTC Markets or other interdealer quotation system or other listing service. The Committee is authorized to adopt another fair market value pricing method, provided that such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(y) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(z) “Option Price” means the purchase price payable on exercise of an Option Right.

(aa) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5 of this Plan.

(bb) “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(cc) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary; (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee, including a consultant or independent contractor; or (iii) a Non-Employee Director.

(dd) “Performance Period” means, in respect of an Award, a period of time established by the Committee within which the Management Objectives relating to such Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, dividend equivalents or other awards contemplated by Section 10 of this Plan are to be achieved.

(ee) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

(ff) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan of the right to receive one Common Share subject to vesting conditions based on the achievement of one or more Management Objectives set forth in an Award Agreement.

(gg) “Plan” means this 2026 Equity and Incentive Compensation Plan.

(hh) “Restricted Shares” means Common Shares granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ii) “Restricted Stock Units” means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(jj) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 8 of this Plan.

(kk) “Retirement” shall have such meaning, if any, as may be set forth in an Award Agreement.

(ll) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(mm) “Stockholder” means an individual or entity that owns one or more Common Shares.

(nn) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50% of whose ownership interEDT representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(oo) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option Right.

(pp) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

4. Shares Available Under this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred with respect to Awards made under this Plan will not exceed in the aggregate 5,000,000 Common Shares, plus any Common Shares that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of Awards, as provided in Section 4(b) below, plus any Common Shares made available to the Company by virtue of acquiring a company with a pre-approved plan, plus any Common Shares that become available pursuant to Section 4(a)(iii) below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares available for issuance or transfer under Section 4(a)(i) of this Plan will be reduced by one Common Share for every Common Share issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan or issued or transferred in connection with an award other than an Option Right or Appreciation Right granted under this Plan.

(iii) The aggregate number of Common Shares authorized to be awarded under Section 4(a) will automatically increase on January 1 of each year, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2033, in an amount equal to 3 percent (3%) of the total number of Common Shares outstanding on December 31 of the immediately preceding calendar year, excluding for this purpose any such outstanding Shares that were granted under the Plan and remain nonvested and subject to forfeiture as of the relevant December 31. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein

(b) Share Counting Rules.

(i) Subject to adjustment as provided in Section 11 of this Plan, if any Common Shares issued or transferred pursuant to an Award granted under this Plan are forfeited, or an Award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), then such Common Shares or the Common Shares underlying such Award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for issuance or transfer under Section 4(a) above.

(ii) Notwithstanding anything to the contrary contained in this Section 4, the following Common Shares will not be added to the aggregate number of Common Shares available for issuance or transfer under Section 4(a) above: (A) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation; and (C) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(c) Limit on Incentive Stock Options. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 100,000 Common Shares.

(d) Individual Participant Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year.

(ii) No Non-Employee Director will be granted, in any period of one calendar year, Awards under this Plan valued in excess of $1,000,000.

(iii) To the extent that the aggregate Market Value per Share (determined as of the applicable Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, such Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Options that are not Incentive Stock Options, in accordance with Section 422(d) of the Code.

(e) Minimum Vesting Period. Except as may be set forth in an Award Agreement, all Awards shall not vest until a minimum of six (6) months has passed from the Date of Grant. During this vesting period, the Participant must continue to provide services to the Company.

5. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 4 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant, provided, however, that, in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Market Value per Share of the Common Shares on the grant date.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 5(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant may specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable, and any such grant may provide for the earlier exercise of such Option Rights, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.

(j) Award Agreements for Option Rights shall set forth the term of such Option Rights, provided that no Option Right will be exercisable more than 10 years from the Date of Grant (five years from the Date of Grant in the case of an Incentive Stock Option granted to a 10% Stockholder).

(k) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l) Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Award Agreements for Incentive Stock Options may set forth additional provisions when granted to a 10% Stockholder.

6. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Each grant of Appreciation Rights may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable, and any such grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant, regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e) Regarding Free-Standing Appreciation Rights only:

(i) each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) no Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

7. Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referenced.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares.

(f) Each grant of Restricted Shares may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Shares, and any such grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g) Any such grant or sale of Restricted Shares may or may not require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that regular dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h) Each grant or sale of Restricted Shares will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares; or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

8. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each grant or sale of Restricted Stock Units may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Stock Units, and any such grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that regular dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, and any such grant of Performance Shares, Performance Units or Cash Incentive Award may provide for the earlier lapse or other modification, of the Performance Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(c) Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Stock Units or in any combination thereof.

(e) Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Shares or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g) Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

10. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 4 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards, including any Management Objectives, if applicable. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c) The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) Each grant of an award under this Section 10 may specify the period or periods of continuous services by the Participant with the Company or any Subsidiary that is necessary before such award is earned, vested, or no longer subject to applicable restrictions, and any grant of an award under this Section 10 may provide for the earlier earning or vesting of, or elimination of restrictions applicable to, such award, including in the event of the Retirement, death or Disability of the Participant or a Change in Control.

11. Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Awards, as applicable, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 4(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the then-outstanding Common Shares of the Company;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company that, together with securities held by such person or group, constitutes more than 50% of the total Voting Power of the securities of the Company;

(c) any consolidation or merger to which the Company is a party, if following such consolidation or merger, Stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least a majority of (i) the then-outstanding common stock and (ii) the combined Voting Power of the surviving or continuing corporation;

(d) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions occurring during the twelve-month period ending on the date of the most recent transaction) of substantially all of the assets of the Company, other than to an entity (or entities) of which the Company or the Stockholders of the Company immediately following such transaction beneficially own securities representing at least a majority of (i) the then-outstanding common equity and (ii) the combined Voting Power of the then-outstanding voting securities; or

(e) the Stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of any Award or payment that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change in Control on such award or payment would subject a Participant to additional taxes under Section 409A, a Change in Control for purposes of such Award or payment will mean both a Change in Control (as defined above) and a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

13. Detrimental Activity and Recapture Provisions; Clawback. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any Detrimental Activity. The Committee may also provide in an Award Agreement or otherwise that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Awards granted under this Plan shall be subject to the Company’s Dodd-Frank Clawback Policy, as amended from time to time, as well as any other Company policy regarding the recovery of erroneously granted compensation. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws and any clawback or recoupment policy adopted by the Company from time to time, including but not limited to any policies enacted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Award will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such Award be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by such Participant, or in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good-faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the business day following the date that is six months following the date of such separation from service.

(d) If an amount is to be paid under this Plan in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A of the Code.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted, then such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other Awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, Disability or Retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 18(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Subject to Section 11 and Section 17, no such amendment will materially impair the rights of any Participant without his or her consent, unless such amendment is necessary to comply with applicable law. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and Awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Nevada.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.

(d) No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards.

(f) No Participant will have any rights as a Stockholder with respect to any Common Shares subject to Awards granted to such Participant prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed, substituted or converted and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 4 of this Plan.

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